UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  September 28, 2007

PUREDEPTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	None	47-0892061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Shoreline Drive, Suite 610
Redwood City, California 94065
(Address of principal executive offices) (Zip code)

(650) 632-0800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On September 28, 2007, the Company entered into a license agreement with Samsung Electronics Corporation (“Samsung”).  Under the worldwide license agreement, excluding Japan, Samsung will be responsible for manufacturing, marketing and distribution of products integrating the Company’s Multi-Layer Display (“MLD”) technology into a wide array of consumer products manufactured by Samsung, that may include computer monitors, TVs, and public information displays.  The license agreement is based on a per unit royalty with initial shipments targeted for 2008; there are no pre-paid royalties.  There are no other known material relationships between the Company, its affiliates and Samsung.

Item 7.01  Regulation FD Disclosure

On October 1, 2007, the Company announced that Samsung has licensed the Company’s MLD technology under a license agreement described above.

The information in this item is being furnished, and is not deemed as "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, unless specifically stated so therein.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
99.1	Press Release dated October 1, 2007 – Samsung

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUREDEPTH, INC.: ( Registrant )

Date: October 2, 2007	By:	/s/ Thomas L. Marcus
Thomas L. Marcus Chief Executive Officer